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                                                                   Exhibit 10.31

                                 LEASE AGREEMENT

                                     BETWEEN

                 CASA DE FRUTA. A CALIFORNIA LIMITED PARTNERSHIP
                                  ("LANDLORD")

                                       AND

                      RENAISSANCE ENTERTAINMENT CORPORATION
                                   ("TENANT")

                                      DATED

                                  MAY __, 2002

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                                 LEASE AGREEMENT

       THIS AGREEMENT OF LEASE, made this___ day of May, 2002, by and between Casa de Fruta, a California Limited Partnership organized and existing under the laws of the State of California (hereinafter designated and referred to as "Landlord"), and Renaissance Entertainment Corporation, a corporation organized and existing under the laws of the State of Colorado, hereinafter designated and referred to as "Tenant."

                                   WITNESSETH:

       Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all those parcels of land situated in the State of California, described in Exhibit "A" attached hereto and made a part hereof (hereinafter collectively called the "Land"), together with all improvements, machinery, building equipment, fixtures and other property, real, personal or mixed, except Tenant's trade fixtures, installed or located thereon, together with all additions, alterations and replacements thereof (hereinafter collectively referred to as the "Improvements"). The Land and the Improvements are hereinafter collectively referred to as the "Demised Premises." The Demised Premises are subject to the easements, restrictions, reservations and other "permitted encumbrances" set forth on said Exhibit "C". The structures located upon and being a part of the Demised Premises which are constructed for human occupancy or for storage of goods, merchandise, equipment, or other personal property are collectively called the "Buildings".

                                    ARTICLE I
                     TERM OF LEASE/EARLY TERMINATION RIGHTS

1.1 The term of this Lease Agreement (the "Term") shall commence on the day of execution hereof, (the "Commencement Date") and shall end on the 30st day of November, 2022.

1.2 Tenant shall have the right to terminate this Lease Agreement at the end of the first (1st), third (3rd), fifth (5th), tenth (10th) and fifteenth (15th) Lease Years (each a "Termination Year"), such right to be exercised by Tenant giving written notice to Landlord of its intent to so terminate within thirty
(30) days after the end of the respective Termination Year. In the event of Tenant's election to so terminate, this Lease Agreement shall terminate effective as of the last day of the second month following the respective Termination Year. Any such termination shall in all respects be treated as though this Lease Agreement expired in the normal course and Tenant shall surrender the Demised Premises as required by this Lease Agreement.

1.3 Landlord shall have the right to terminate this Lease Agreement at the end of the tenth (10th) Lease Year only, such right to be exercised by Landlord giving written notice to Tenant of its intent to so terminate within thirty (30) days after the end of such tenth (10th) Lease Year. In the event of Landlord's election to so terminate, this Lease Agreement shall terminate effective

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as of the last day of the second month following the tenth (10th) Lease Year.
Upon such termination by Landlord, Landlord shall pay to Tenant the unamortized portion of the cost of Tenant's construction of bridge improvements using generally accepted accounting principals permanently placed on the Land which Tenant has invested pursuant to Paragraph 17.4 hereof, such payment to be made on the effective date of the Lease termination. In all other respects, such termination shall be treated as though this Lease Agreement expired in the normal course and Tenant shall surrender the Demised Premises as required by this Lease Agreement. Landlord covenants, as a material consideration for the right to terminate this Lease Agreement early as provided in this paragraph, that following such termination and continuing through the end of what was initially contemplated as the Lease Term (November 30, 2022), Landlord shall not use or permit the use of the Demised Premises for any purpose which would constitute a competing use to Tenant's uses contemplated by this Lease Agreement.

                                   ARTICLE II
                                   BASIC RENT

2.1 In consideration of the leasing of the Demised Premises, Tenant covenants to pay Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever, at:

          Casa de Fruta
          6680 Pacheco Pass Highway
          Hollister, California 95023

or at such other place as Landlord may from time to time designate in writing, an annual rental ("Basic Rent") for each year of the Term of this Lease Agreement equal to the SUM of:

       (i)  $75,000.00, PLUS

       (ii) $1.00 per "Patron", (as that term is defined in Paragraph 2.4 hereof); provided however, that in no event shall the Basic Rent payable for any full 12-month Lease Year be less than $150,000.00.

That portion of the Basic Rent set forth in "(i)" above shall increase by four percent (4%) each Lease Year over the amount payable in the immediately preceding Lease Year. That portion of Basic Rent set forth in "(ii)" above shall adjust each Lease Year to an amount equal to five percent (5%) of the "stated" or "coupon" retail admission price for a single Patron attending the Renaissance Faire, but in no case shall such amount be less than $1.00 per Patron.

For the purposes of this Lease the first Lease Year shall be the period commencing on the Commencement Date and expiring on November 30, 2002 and all subsequent Lease Years shall be a period of one year commencing on the first day of December and expiring on the last day of the immediately succeeding November. For example, the second Lease Year shall be the 12-month period commencing on December 1, 2002 and expiring on November 30, 2003.

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Basic Rent shall be due and payable as follows:

          $ 25,000.00 of the Basic Rent for the first Lease Year only is being paid to Landlord contemporaneously with the execution and delivery of this lease.

          $ 75,000.00 on September 1 of each Lease Year (except that in the first Lease Year only, the payment due on September 1 shall be $ 50,000.00 to reflect the payment made upon Lease execution.

          $ 75,000.00 on October 1 of each Lease Year.

The entire remaining balance of Basic Rent for each Lease Year shall be due and payable thirty (30) days after the closing to the public each year of the faire (hereinafter referred to as the "Renaissance Faire") to be operated on the Demised Premises by Tenant. In each Lease Year after the first Lease Year, installments of Basic Rent shall be increase to reflect two equal installments equal to ninety percent (90%) of the prior Lease Year's entire rent, unless Tenant in good faith and exercising reasonably discretion determines that attendance will be such that it will not meet ninety percent of last years rent level.

2.2 The Basic Rent shall be absolutely net to Landlord so that this Lease Agreement shall yield, net to Landlord, the Basic Rent specified in Paragraph
2.1 in each year of the term of this Lease Agreement and that all impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to Compliance with Laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises (excepting only Landlord's portion of the proration of real estate taxes and special assessments for the last year of the term of this Lease Agreement referred to in Paragraph 4.1 of this Lease Agreement) which may arise or become due during the term or by reason of events occurring during the term of this Lease Agreement shall be paid or discharged by Tenant as additional rent (all such items being sometimes hereinafter collectively referred to as "Additional Rent").

2.3 All payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever except as set forth in Section 17.5 hereof, and in case of nonpayment of any item of Additional Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease Agreement or by law in the case of nonpayment of Basic Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due shall bear interest at an annual rate equal to fifteen percent (15%) per annum (the "Maximum Rate of Interest") from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. In addition, Tenant shall pay a one-time late payment fee equal to Twenty Five Hundred Dollars ($ 2,500.00) for any payment not received within fourteen (14) days after the date such payment is due.

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2.4    For purposes of calculating Basic Rent, the term "Patron" shall refer to all members of the public attending the Renaissance Faire during its operation in a given Lease Year, whether by way of paying full admission, discounted admission, or complimentary admission, but excluding those individuals attending the Faire and working either for Tenant or subtenants or licensees of Tenant and receiving complimentary admission. "Patron" shall NOT include employees, vendors, or others involved in the set-up, operation or maintenance of the Renaissance Faire. Tenant shall provide Landlord with a statement of the total number of attending Patrons along with the final Basic Rent payment due and payable in each Lease Year. Tenant's gate admission records shall be made available on a weekly basis upon commencement of the Faire for Landlord's review, and such records will be subject to annual reconciliation for the purpose of establishing the number of Patrons for each Lease Year.

                                   ARTICLE III
                             USE OF DEMISED PREMISES

3.1 The Demised Premises including all buildings or other improvements in existence or hereafter erected upon the same shall be used by Tenant for the presentation of a "Renaissance Faire" which is a festival in period costumes of the late Elizabethan period including the sale of products and services, performing artists, and the sale of food and beverages, and for such other activities as approved in advance in writing by Landlord and as may be lawfully carried on in and about the Demised Premises other than those which conflict directly or indirectly with the then current use of the Demised Premises by Landlord or any adjacent property owned or leased by Landlord. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements or cause the value or usefulness of the Demised Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Tenant understands and agrees that neither Tenant, its employees, vendors, and others involved with Tenant nor any Patrons of Tenant shall be entitled nor shall their utilize in any fashion Walnut Avenue behind the Land.

3.2 Tenant shall not use, suffer, or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Demised Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing in this Lease Agreement contained and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

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3.3    Tenant's shall have the exclusive right to utilize the Demised Premises between July 10th and November 15th each Lease Year ("Tenant's Peak Time"), with the period of July 10th through August 15th being reserved for Tenant's annual setup for the Lease Year events. Landlord shall have the right to use the Demised Premises at all times during the year other than Tenant's Peak Time for purposes (i) which do not compete with Tenant's use of the Land as a Renaissance Faire, and (ii) which are not inconsistent with Tenant's permitted and actual use of the Demised Premises for hosting the Renaissance Faire. Landlord and Tenant shall cooperate with the scheduling of each other's uses of the Demised Premises at all times other than Tenant's Peak Time. Landlord shall not be entitled to use any personal property or equipment of Tenant without the prior written consent of Tenant.

                                   ARTICLE IV
                       PAYMENT OF TAXES, ASSESSMENTS, ETC.

4.1 Tenant covenants and agrees to pay during the term of this Lease Agreement, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, personal property taxes, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises are subject) incurred in the use, occupancy, ownership, operation, leasing or possession of the Demised Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as "Impositions"), which at any time during the term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Demised Premises (all as equitably prorated to reflect payment only for those portions thereof allocable to the term of the Lease), or any portion thereof, or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Demised Premises. Should the Demised Premises not be separately assessed, Landlord shall reasonably apportion the real estate taxes to equitable assess the Demised Premises from the tax parcel. Tenant shall pay all special (or similar) assessments for public improvements or benefits which, during the term of this Lease Agreement shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Demised Premises, or any portion thereof; provided, however, that if by law any special assessment is payable (without default) or, at the option of the owner, may be paid (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all special assessments or installments thereof (including interest accrued thereon), whether heretofore or hereafter laid, assessed, levied or imposed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease Agreement. Landlord shall pay all installments of special assessments (including interest accrued on the unpaid balance) which are payable after the termination date of the term of this Lease

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Agreement. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease Agreement. Anything herein to the contrary notwithstanding, Landlord shall pay that portion of the real estate taxes and installments of special assessments due and payable in respect to the Demised Premises during the year the Term ends which the number of days in said year not within the term of this Lease Agreement bears to 365, and Tenant shall pay the balance of said real estate taxes and installments of special assessments during said years.

4.2 Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Paragraph 4.1 hereof, Tenant may postpone or defer payment of such Imposition if neither the Demised Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost. In the case of such deferred payment, Landlord may require that Tenant deposit into escrow with an escrow agent reasonably satisfactory to Landlord and Tenant, the amount of such Imposition being contested. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings (such payment to be paid out of the escrowed funds, if any), the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorney's fees, interest, penalties, fines, and other liability in connection therewith. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Paragraph 4.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name and Tenant shall reimburse Landlord for any costs or expenses Landlord may incur as a result of such joinder or permission.

4.3 Tenant covenants to furnish Landlord, promptly upon the request of Landlord, receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of any Imposition.

                                    ARTICLE V
                                    INSURANCE

5.1 Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the Term of this Lease Agreement, commencing with the date that rental (full or partial) commences, policies of insurance covering the Improvements constructed, installed or located on the Demised Premises for the benefit of Landlord, as the named insured, against loss or damage by fire and other such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement". While Landlord hereby expressly waives the requirement that Tenant carry flood insurance, Tenant understands that it maintains the option to either insure, self-insure or indemnify Landlord as to any losses due to flooding. At all times, such insurance

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coverage shall be in an amount equal to one hundred percent (100%) of the then
"Full Replacement Cost" of the Improvements and shall include a so-called "Agreed Value Endorsement". Full Replacement Cost shall be interpreted to mean the cost of replacing the Improvements without deduction for depreciation or wear and tear. Tenant shall also maintain insurance coverage assuring guaranteed rental payments. Such insurance shall be placed with carriers meeting a Best's Insurance Guide rating of at least A-, 10 or better.

5.2 During the term of this Lease Agreement, Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant, shall obtain and continuously maintain in full force and effect Comprehensive general liability and business automobile liability insurance against any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, and including coverage for assault and battery, liquor liability and punitive or exemplary damages with limits of not less than One Million Dollars ($1,000,000) per occurrence and with at least a Five Million Dollar ($5,000,000) umbrella policy in support of the CGL policy. Tenant and Landlord shall jointly review the insurance limits annually to assure that the level of insurance coverage is commensurate with the risk level of Tenant's operations on the Demised Premises. Any such insurance obtained and maintained by Tenant shall name both Landlord, Landlord's property management entity if applicable and any holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises or any portion thereof and Tenant as named insureds therein and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Demised Premises are located with a Best's Insurance Guide rating of at least A-, 10 or better.

5.3 All policies of insurance required by Paragraph 5.1 shall provide that the proceeds thereof shall be payable to Landlord and if Landlord so requests shall also be payable to any holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises, or any portion thereof, as the interest of such purchaser or holder appears pursuant to a standard named insured or mortgagee clause. Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Paragraph 5.1 hereof, unless Landlord is included therein as a named insured with loss payable as in said Paragraph 5.1 provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord duplicate originals thereof or original certificates evidencing the same with true copies of such insurance policies attached. All such policies of insurance shall provide that any loss shall be payable to Landlord notwithstanding any act or omission of Tenant which might otherwise result in a forfeiture or reduction of such insurance.

       Each policy required under this Article V shall have attached thereto (i) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days prior written notice to Landlord and any party holding a mortgage on the Demised Premises which has provided evidence of such fact and its address to which notices should be sent (a "Registered Mortgagee"), and (ii) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of any person. All policies of insurance shall be written in companies reasonably satisfactory to Landlord and any Registered Mortgagee and licensed in the state in which the Demised Premises are located, and shall be written in such form and shall be distributed in such companies as shall be reasonably satisfactory to Landlord

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and any Registered Mortgagee. Such policies (or certificates of insurance acceptable to Landlord and any Registered Mortgagee) shall be delivered to Landlord endorsed "Premium Paid" by the company or agent issuing the same or accompanied by other evidence satisfactory to Landlord and any Registered Mortgagee that the premiums thereon have been paid. Such policies (or certificates of insurance acceptable to Landlord) and evidence of payment shall be delivered to Landlord upon commencement of the term; and prior to expiration of such policy, a new policy (or certificates of insurance acceptable to Landlord), plus evidence of premium payment, shall be delivered to Landlord not less than twenty (20) days prior to the expiration of the then current policy term.

5.4 Landlord agrees that Tenant may cause to be inserted in the policy or policies of insurance required by Paragraph 5.1 hereof a so-called "Waiver of Subrogation Clause" as to Tenant.

5.5 Tenant hereby waives, releases, discharges and agrees to indemnify and defend Landlord, its agents and employees from and against all claims whatsoever arising out of loss, claim, expense or damage to or destruction of any personal property of Tenant or to Tenant's business notwithstanding that such loss, claim, expense or damage may have been caused by Landlord, its agents or employees, and Tenant agrees to look to any insurance coverage maintained by Tenant only in the event of such loss.

5.6 Upon expiration of the term of this Lease Agreement, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall, subject to the provisions of Article XII hereof, be payable to Tenant, provided that Tenant shall not then be in default in keeping, observing or performing the terms and conditions of this Lease Agreement.

5.7 Nothing in this Article shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article under a blanket insurance policy or policies (copies of which or certificates thereof satisfactory to Landlord and any Registered Mortgagee shall be delivered to Landlord) which may cover other properties owned or operated by Tenant as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall (i) specify therein the amounts thereof exclusively allocated to the Demised Premises or Tenant shall furnish Landlord and any Registered Mortgagee with a written statement from the insurers under such policies specifying the amounts of the total insurance exclusively allocated to the Demised Premises, and (ii) not contain any clause which would result in the insured thereunder being required to carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy; and further provided, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article V.

                                   ARTICLE VI

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                                    UTILITIES

6.1 During the term of this Lease Agreement, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Demised Premises or chargeable against the Demised Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Landlord shall be responsible, at its expense, to provide Tenant with access on the Demised Premises to water and electrical service in amounts currently existing as of the date of execution of this Lease. Landlord shall be exclusively entitled to provide service to public pay phones, if any, located on the Demised Premises.

6.2 If utility service to the Demised Premises is interrupted because of an intentional act or the sole neglect of Landlord, its agents contractors or employees, and such interruption continues for a period in excess of twenty-four
(24) hours after Tenant notifies Landlord in writing of such interruption, Basic Rent and other charges shall abate from the commencement of the interruption until the service is restored.

6.3 Tenant shall store all trash and garbage within the areas approved by Landlord for such purposes or within the Premises in good quality containers so located as not to be visible to Tenant's customers and other invitees and so as not to create or permit any health or fire hazard, and arrange for the prompt and regular removal of such refuse. Tenant shall not allow refuse, garbage, or trash to accumulate outside the Demised Premises, except on the date of scheduled pickup service, and then only in areas designated by the mutual consent of Landlord and Tenant. Tenant shall fully maintain such area at its sole cost and expense.

                                   ARTICLE VII
                                     REPAIRS

7.1 Tenant, at its sole cost and expense, throughout the term of this Lease Agreement, shall take good care of the Demised Premises (including any improvements now existing or hereafter erected or installed on the Land), and shall keep the same in good order and condition and shall make and perform all maintenance and replacements thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description which are necessary for the continued operation of Renaissance Faires on the Demised Premises. All repairs made by Tenant shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Improvements.

7.2 Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demised Premises or any improvements hereafter erected thereon. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Demised Premises or improvements hereafter erected thereon at Landlord's expense.

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7.3    Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein.

7.4 Tenant agrees to procure, at Tenant's expense (but with the assistance and cooperation of Landlord), initially and as often thereafter during the term of this Lease as required, any and all permits required for the operation of the Renaissance Faire on the Demised Premises including, but not limited to, those required for food service and sanitation, except to the extent that such permits are, by law, the responsibility of the food and product vendors participating at the Renaissance Faire. Landlord shall utilize its best efforts to obtain necessary permits related to parking, which permit shall be obtained at its expense, consistent with Landlord's responsibilities set forth in Paragraph 20.2 hereof.

                                  ARTICLE VIII
                       COMPLIANCE WITH LAWS AND ORDINANCES

8.1 Tenant shall, throughout the term of this Lease Agreement, and at Tenant's sole cost and expense, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof.

8.2 After prior written notice to Landlord, Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest the validity or application of any law or ordinance referred to in this Article VIII in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if the terms of any such law or ordinance, compliance therewith pending the prosecution of any such proceeding, may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure to comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, on the prior written consent of Landlord, may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant (i) prosecutes the contest with due diligence and in good faith, and (ii) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever.


       If necessary or proper to permit Tenant so to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant's sole cost and expense, including reasonable attorney's fees incurred by Landlord, execute and deliver any appropriate papers or other

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documents; provided, Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises.

                                   ARTICLE IX
                        MECHANIC'S LIENS AND OTHER LIENS

9.1 Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same. The foregoing notwithstanding, after prior written notice to Landlord, Tenant shall have the right, at its sole cost and expense and without cost or expense to Landlord, to contest the validity of any such mechanics lien provided that the Tenant (i) prosecutes the contest with due diligence and in good faith, (ii) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever in connection with such contest and/or the mechanics lien being contested, and (iii) deposits in escrow with an escrow agent reasonably acceptable to Landlord and Tenant, or obtains a bond, for the amount of the lien amount being contested.

       Prior to Tenant commencing any work of improvement which will result in the placement of any fixtures or permanent materials on the Premises, Tenant shall provide Landlord at least ten (10) days notice in order for Landlord to post an appropriate notice of non-responsibility on the Demised Premises. All material providers, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixture or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

9.2 Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests, or other rights or interests consented to, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Demised Premises.

                                    ARTICLE X
                                INTENT OF PARTIES

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10.1   Landlord and Tenant do each state and represent that it is their respective intention that this Lease Agreement be interpreted and construed as an absolute net lease and all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction, setoff, defense or counterclaim with respect to the same; and the obligations of Tenant shall not be affected by reason of any condemnation, eminent domain or like proceedings (except as provided in Article XIII hereof); nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary. It is the further express intent of Landlord and Tenant that (i) the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease Agreement; (ii) all costs and expenses of whatsoever character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Demised Premises, or any portion thereof, and Tenant's possession or authorized use thereof during the term of this Lease Agreement, shall be paid by Tenant and all provisions of this Lease Agreement are to be interpreted and construed in light of the intention expressed in this Paragraph 10.1; (iii) the Basic Rent specified in Paragraph 2.1 shall be absolutely net to Landlord so that this Lease Agreement shall yield net to Landlord the Basic Rent specified in Paragraph 2.1 in each year during the term of this Lease Agreement (unless extended or renewed at a different Basic Rent);
(iv) all Impositions, insurance premiums, utility expense, repair and maintenance expense, and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, or any portion thereof, which may arise or become due during the term of this Lease Agreement, or any extension or renewal thereof, shall be paid or discharged by Tenant as Additional Rent; and (v) Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such costs, fees, charges, expenses, reimbursements and obligations, and any interest thereon.

10.2 If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article IV, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Article V, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after fifteen (15) days prior written notice to Tenant (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease Agreement, may, but shall be under no obligation to do so, (i) pay any Imposition payable by Tenant pursuant to the provisions of Article IV; (ii) take out, pay for and maintain any of the insurance policies provided for in this Lease Agreement; or (iii) make any other payment or perform any other act on Tenant's part to be paid or performed as in this Lease Agreement provided, and Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant in this Lease Agreement contained.

10.3 All sums so paid by Landlord and all costs and expenses, including reasonable attorney's fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Maximum Rate of Interest hereof, from the respective dates of Landlord's making of each payment of such cost and expense, including reasonable attorney's fees, shall be paid by Tenant to Landlord on demand. If Tenant shall fail to perform any act required of it, Landlord may perform the same, but shall not be required to do so, in such manner and to such extent as Landlord may deem necessary or desirable, and in exercising any such right to employ counsel and to pay necessary and incidental costs and expenses, including reasonable attorney's fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the Maximum Rate of Interest hereof from the date of making such expenditure by Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord on demand or, at the option of Landlord, may be added to any monthly rental then due or thereafter becoming due under this Lease Agreement, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Basic Rent.

                                   ARTICLE XI
                               DEFAULTS OF TENANT

11.1 If any one or more of the following events (in this Article sometimes called "Events of Default") shall happen:

       (a) If default shall be made in the due and punctual payment of any Basic Rent and such default shall continue for a period of fourteen (14) days;

       (b) If a default shall be made in the due and punctual payment of any Additional Rent payable under this Lease Agreement or in the payment of any obligation to be paid by Tenant, when and as the same shall become due and payable, and such default shall continue for a period of fourteen (14) days after written notice thereof given by Landlord to Tenant;

       (c) If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease Agreement, other than those referred to in Subparagraphs (a) and (b) of this Paragraph 11.1, and such default shall continue for a period of fifteen (15) days after the mailing of written notice thereof given by Landlord to Tenant, or in the case of such a default or contingency which cannot with due diligence and in good faith be cured within fifteen (15) days, and Tenant fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith, it being intended that in connection with a default not susceptible of being cured with due diligence and in good faith within fifteen (15) days, that the time allowed Tenant within which to cure the same shall be extended for such period as may be necessary for the curing thereof promptly with due diligence and in good faith; then, and in any such event, Landlord, at any time thereafter during the continuance of any such Event of Default, may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease Agreement and the terms hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease Agreement and the terms hereby demised, and all rights of Tenant under this Lease Agreement shall terminate, or in the alternative or in addition to the foregoing remedy, Landlord may assert and have the benefit of any other remedy allowed herein, at law, or in equity, including the right to regain possession of the Demised Premises.

11.2 Upon any expiration or termination of this Lease Agreement, Tenant shall quit and peaceably surrender the Demised Premises, and all portions thereof, to Landlord, and Landlord, upon or at any time after any such expiration or termination, may, without further notice, enter and reenter the Demised Premises, and all portions thereof, and possess and repossess itself thereof, by force, summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises, and all portions thereof, and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

11.3 (a) REMEDIES. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter:

       (1) Maintain this Lease in full force and effect and recover the Rent and other monetary charges as they become due, without terminating Tenant's right to possession, pursuant to California Civil Code Section 1951.4 or as otherwise permitted under this Lease or at law. During the period Tenant is in default, Landlord shall have the right to enter the Premises and to relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord shall incur in reletting the Premises, including, without limitation, pro rata broker's commissions, reasonable attorneys' fees and like costs. Such reletting may be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the Rent and other amounts due under this Lease on the dates such amounts are due, less any such amounts received by Landlord from any reletting. No act by Landlord allowed by this Article 11 shall terminate this Lease unless Landlord shall notify Tenant that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, subject to and in accordance with the provisions of Article 14, but Tenant shall not be released from liability under this Lease. Landlord's consent to a proposed assignment or sublease shall be given in accordance with the provisions of
Article 14. If Landlord elects to relet the Premises as provided in this
Article 11 the Rent that Landlord receives from reletting shall be applied to the payment of:

            (A) First, any indebtedness from Tenant to Landlord other than Rent and other amounts due from Tenant;

            (B) Second, all costs, including for maintenance, incurred by Landlord in connection with such reletting;


            (C) Third, Rent and other amounts due and unpaid under this Lease. After deducting the payments referred to in this Section 20.1(a), any sum remaining from the Rent Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent and other amounts as the Rent and such other amounts become due under this Lease. In no event shall Tenant be entitled to any excess Rent received by Landlord. If, on the date Rent or any other amount is due under this Lease, the Rent received from the reletting is less than the Rent or other amount due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent and other amounts due, all costs, including maintenance costs incurred by Landlord in reletting that remain after applying the Rent received from the reletting as provided in this
Article 11.

            (D) In the event of such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

            (E) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                 (i) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                 (ii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss Tenant proves could reasonably be avoided; plus

                 (iii) Any other amount necessary to compensate the Landlord for all the detriment approximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

            As used in subparagraphs (E), (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the prevailing discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus five (5%) percent, but in no event greater than the maximum amount permitted under California law. As used in subparagraph (ii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                 (iv) To the extent not otherwise recovered by Landlord, if Landlord terminates Tenant's right to possession of the Premises, Landlord shall also be entitled to recover a pro rata portion of leasing commissions paid by Landlord based on the balance of the Lease term, costs of recovering possession of the Premises, costs of preparing the Premises for reletting, and any other costs and expenses in lieu of any of the foregoing or in addition to them as may be permitted from time to time by the laws of the State of California.

                 (v) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this subparagraph shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

                 (vi) If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may, upon ten (10) days written notice to Tenant, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance, including interest as provided below within ten (10) days of Landlord's written notice for such payment.

            (b) DEFINITION OF RENT. For all purposes of this Article 20, the term "Rent" shall be deemed to be the monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

11.4 No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease Agreement or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease Agreement. None of the terms of this Lease Agreement to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease Agreement, but each of the terms of this Lease Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease Agreement. No waiver of any default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

11.5 In the event of any breach of threatened breach by Tenant of any of the terms contained in this Lease Agreement, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies were not provided for in this Lease Agreement. Each remedy or right of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

11.6 If, during the term of this Lease Agreement, (i) Tenant shall make an assignment for the benefit of creditors, (ii) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, (iii) a receiver be appointed for the property of Tenant, or (iv) any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant, the occurrence of any such contingency shall be deemed a breach of this Lease Agreement and this Lease Agreement shall, ipso facto upon the happening of any of said contingencies, be terminated and the same shall expire as fully and completely as if the day of the happening of such contingency were the date herein specifically fixed for the expiration of the term, and Tenant will then quit and surrender the Demised Premises, but Tenant shall remain liable as hereinafter provided. Notwithstanding other provisions of this Lease Agreement, or any present or future law, Landlord shall be entitled to recover from Tenant or Tenant's estate (in lieu of the equivalent of the amount of all rent and other charges unpaid at the date of such termination) as damages for loss of the bargain and not as a penalty, an aggregate sum which at the time of such termination represents the excess of the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges payable by Tenant hereunder that would have accrued for the balance of the term of this Lease Agreement (assuming this Lease Agreement had not been so terminated), over the then present worth of the aggregate fair market rent of the Demised Premises for the balance of such period, unless any statute or rule of law covering the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for liquidated damages by reason of such breach and termination of this Lease Agreement the maximum amount which may be allowed by or under any such statute or rule of law without prejudice to any rights of Landlord against any guarantor of Tenant's obligations herein. Nothing contained herein shall limit or prejudice Landlord's right to prove and obtain as liquidated damages arising out of such breach and termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved, whether or not such amount be greater than, equal to, or less than the amount of the excess of the present value of the rent and other charges required herein over the present value of the fair market rents referred to above. Specified remedies to which Landlord may resort under the terms of this Paragraph 11.8 are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled.

11.7 Tenant hereby expressly waives, so far as permitted by law, any and all right of redemption or reentry or repossession or to revive the validity and existence of this Lease Agreement in the event that Tenant shall be dispossessed by a judgment or by order of any court having jurisdiction over the Demised Premises or the interpretation of this Lease Agreement or in case of entry, reentry or repossession by Landlord or in case of any expiration or termination of this Lease Agreement.

                                   ARTICLE XII
                           DESTRUCTION AND RESTORATION

12.1 Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the commencement date of the term of this Lease Agreement, by fire, flood or otherwise, Tenant, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Article XVIII hereof) as may be reasonably acceptable to Landlord or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration." The Restoration shall be carried on and completed in accordance with the provisions and conditions of Paragraph 12.2 and Article XVIII hereof. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees related to recovery of the insurance proceeds) recovered by Landlord or any mortgagee is deemed insufficient by Landlord to complete the Restoration of such Improvements (exclusive of Tenant's personal property and trade fixtures which shall be restored, repaired or rebuilt out of Tenant's separate funds), Tenant shall, pay the deficiency out of Tenant's funds prior to the disbursement of any insurance proceeds.

12.2 All insurance moneys recovered by Landlord or any mortgagee on account of such damage or destruction, less the costs, if any, to Landlord of such recovery, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses upon the written request of Tenant, accompanied by a certificate of the architect or a qualified professional engineer in charge of the Restoration stating that as of the date of such certificate (i) the sum requested is justly due to the contractors, subcontractors, material providers, laborers, engineers, architects, or persons, firms or corporations furnishing or supplying work, labor, services or materials for such Restoration, or is justly required to reimburse Tenant for any expenditures made by Tenant in connection with such Restoration, and when added to all sums previously paid out does not exceed the value of the Restoration performed to the date of such certificate by all of said parties; (ii) except for the amount, if any, stated in such certificates to be due for work, labor, services or materials, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for work, labor, services or materials in connection with such Restoration which, if unpaid, might become the basis of a mechanic's lien or similar lien with respect to the Restoration or a lien upon the Demised Premises, or any portion thereof; and (iii) the costs, as estimated by the person signing such certificate, of the completion of the Restoration required to be done subsequent to the date of such certificate in order to complete the Restoration do not exceed the sum of the remaining insurance moneys, plus the amount deposited by Tenant, if any, remaining in the hands of Landlord after payment of the sum requested in such certificate.

       Tenant shall furnish Landlord at the time of any such payment with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration. Landlord shall not be required to pay out any insurance moneys where Tenant fails to supply satisfactory evidence of the payment of work, labor, services or materials performed, furnished or supplied, as aforesaid. Upon completion of the Restoration and payment in full thereof by Tenant, Landlord and any mortgagee holding the same shall, within a reasonable period of time thereafter, turn over to Tenant any insurance moneys then remaining upon submission of proof reasonably satisfactory to Landlord that the Restoration has been paid for in full and the damage or destroyed Buildings and other improvements repaired, restored or rebuilt as nearly as possible to the condition they were in immediately prior to such damage or destruction, or with such changes or alterations as may be made in conformity with Paragraph 12.1 and Article XVIII hereof.

12.3 No destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease Agreement or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent payable under this Lease Agreement or from any of its other obligations under this Lease Agreement, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease Agreement or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.

12.4 To the extent that any insurance moneys which would otherwise be payable to Landlord and used in the Restoration of the damaged or destroyed improvements are paid to any mortgagee of Landlord and applied in payment of or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord shall make available, for the purpose of Restoration of such improvements, an amount equal to the amount payable to its mortgagee out of such proceeds and such sum shall be applied in the manner provided in Paragraph 12.2 hereof.

                                  ARTICLE XIII
                                  CONDEMNATION

13.1 If, during the Term of this Lease Agreement, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), then, subject to the provisions of Section 13.6 hereof, this Lease Agreement and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of possession in the condemning authority to such Proceedings and Landlord and Landlord's mortgagee shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord and Landlord's mortgagee and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award for damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease Agreement.

13.2 If, during the Term of this Lease Agreement, or any extension or renewal thereof, less than the entire Demised Premises, but more than fifty percent (50%) of the land area of the Demised Premises shall be taken in any such Proceedings, this Lease Agreement shall, upon delivery of possession to the condemning authority pursuant to the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease Agreement as to the remainder of the Demised Premises. Tenant shall not have the right to terminate this Lease Agreement pursuant to the preceding sentence unless (i) the business of Tenant conducted in the portion of the Demised Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Demised Premises (or any substitute space securable by Tenant pursuant to clause [ii] hereof) and (ii) Tenant cannot construct or secure substantially similar space to the space so taken, on the Demised Premises or any adjacent property (if made available by Landlord). Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than sixty (60) days

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after the date of delivery of possession to the condemning authority pursuant to the Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this Lease Agreement, and all right, title and interest of Tenant hereunder, shall cease and come to an end. If this Lease Agreement is terminated as in this Paragraph 13.2 provided, Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease Agreement. Tenant may not terminate this Lease Agreement, as in this Paragraph 13.2 provided, at any time that Tenant is in default in the performance of any of the terms, covenants, or conditions of this Lease
Agreement on its part to be performed, and any termination upon Tenant's part shall become effective only upon compliance by Tenant with all such terms, covenants and conditions to the date of such termination.

13.3 If fifty percent (50%), or less, of the land area of the Demised Premises, shall be taken in such Proceedings, or if more than fifty percent (50%) of the land area of the Demised Premises is taken (but less than the entire Demised Premises), and this Lease Agreement is not terminated as in Paragraph 13.2 hereof provided, this Lease Agreement shall, upon vesting of possession in the condemning authority pursuant to the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof. Landlord and Landlord's mortgagee shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease Agreement. Tenant, in such case, covenants and agrees, at Tenant's sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit and to the condition necessary for the continued use and occupancy by Tenant for Renaissance Faire purposes as in this Lease Agreement provided. In the event that the net amount of the award (after deduction of all costs and expenses, including attorney's fees of recovering such award) that may be received by Landlord or Landlord's mortgagee in any such Proceedings for physical damage to the Improvements as a result of such taking is insufficient to pay all costs of such restoration work, Tenant shall provide funds in the amount of such deficiency. The provisions and conditions in
Article XIII applicable to changes and alterations shall apply to Tenant's obligations to restore that portion of the Improvements to a complete architectural and mechanical unit. Landlord agrees in connection with such restoration work to apply so much of the net amount of any award (after deduction of all costs and expenses, including attorney's fees of recovering such award) that may be received by Landlord or Landlord's mortgagee in any such Proceedings for physical damage to the Improvements as a result of such taking to the costs of such restoration work thereof and the said net award for physical damage to the Improvements as a result of such taking shall be paid out from time to time to Tenant, or on behalf of Tenant, as such restoration work progresses upon the written request of Tenant, which shall be accompanied by a certificate of the architect or the registered professional engineer in charge of the restoration work stating that (i) the sum requested is justly

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due to the contractors, subcontractors, material providers, laborers, engineers, architects or other persons, firms or corporations furnishing or supplying work, labor, services or materials for such restoration work or as is justly required to reimburse Tenant for expenditures made by Tenant in connection with such restoration work, and when added to all sums previously paid out by Landlord does not exceed the value of the restoration work performed to the date of such certificate; and (ii) the net amount of any such award for physical damage to the Improvements as a result of such taking remaining in the hands of Landlord or Landlord's mortgagee, together with the funds, if any, supplied by Tenant pursuant to the provisions hereof, will be sufficient upon the completion of such restoration work to pay for the same in full. If payment of the award for physical damage to the Improvements as a result of such taking, as aforesaid, shall not be received by Landlord in time to permit payments as the restoration work progresses, Tenant shall, nevertheless, perform and fully pay for such work without delay, and payment of the amount to which Tenant may be entitled shall thereafter be made by Landlord out of the net award for physical damage to the Improvements as a result of such taking as and when payment of such award is received by Landlord. Tenant shall also furnish Landlord with each certificate hereinabove referred to, together with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with such restoration work, and that no liens have been filed against the Demised Premises, or any portion thereof. Landlord shall not be required to pay out any funds when there are unpaid bills for work, labor, services or materials performed, furnished or supplied in connection with such restoration work, or where a lien for work, labor, services or materials performed, furnished or supplied has been placed against the Demised Premises, or any portion thereof. To the extent that any award, damages or compensation which would otherwise be payable to Landlord and applied to the payment of the cost of restoration of the Improvements is paid to any mortgagee of Landlord and applied in payment or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord shall make available for the use of Tenant, in connection with the payment of the cost of restoring the Improvements an amount equal to the amount of such net award payable to the mortgagee.

13.4 In any taking of the Demised Premises, or any portion thereof, whether or not this Lease Agreement is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, except as otherwise provided for in Paragraph 13.3 with respect to the restoration of the Improvements, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease Agreement, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses, so long as such claims by Tenant do not reduce Landlord's award below what it would be absent such claim, except for Tenant's right to participate in any award tied to the reimbursement for the cost/value of the bridge as set forth in Paragraph 17.4, if the same has been constructed at or before the time of any condemnation award.

13.5 In the event of any termination of this Lease Agreement, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord all Basic Rent and all Additional Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease Agreement shall have terminated justly apportioned to the date of such termination. From and after the date of delivery of possession pursuant to such Proceedings, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease Agreement provided, to be paid by Tenant, subject to an abatement of a just and proportionate part of the Basic Rent according to the extent and nature of such taking as provided for in Paragraphs 13.3 and 13.6 hereof in respect to the Demised Premises remaining after such taking.

13.6 In the event of a partial taking of the Demised Premises under Paragraph 13.3 hereof, or a partial taking of the Demised Premises under Paragraph 13.2 hereof, followed by Tenant's election not to terminate this Lease Agreement, the fixed Basic Rent payable hereunder during the period from and after the date of delivery of possession pursuant to such Proceedings to the termination of this Lease Agreement shall be reduced to a sum equal to the product of the Basic Rent provided for herein multiplied by a fraction, the numerator of which is the fair market value of the Demised Premises after such taking and after the same has been restored in the manner contemplated by
Section 13.3 hereof and the denominator of which is the fair market value of the Demised Premises immediately prior to such taking. In no event, however, shall such reduction in annual Basic Rent exceed ten percent (10%) of the net award received by Landlord as a result of such taking after deduction of all costs of the Proceedings, including the costs of Restoration.

                                   ARTICLE XIV
                          ASSIGNMENT, SUBLETTING, ETC.

14.1 Tenant shall not sublet the Demised Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease Agreement, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises, or any portion thereof, without obtaining Landlord's prior written express consent in each and every instance, which consent, however, to an assignment of this Lease Agreement or subletting of the Demised Premises shall not be unreasonably withheld, provided the following conditions are complied with:

       (a) Any assignment of this Lease Agreement shall transfer to the assignee all of Tenant's right, title and interest in this Lease Agreement and all of Tenant's estate or interest in the Demised Premises;

       (b) At the time of any assignment or subletting, and at the time when Tenant requests Landlord's written consent thereto, this Lease Agreement must be in full force and effect, without any breach or default thereunder on the part of Tenant and the proposed assignee or subtenant shall have a net worth equal to or greater than Tenant's.

       (c) Any such assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease Agreement, including any accrued obligations at the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by assignee, together with related documents and agreements and a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord ten (10) days prior to the effective date of such assignment, and in any event within ten (10) days after execution thereof.

       (d) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and sublessee shall be mailed to Landlord ten (10) days prior to the effective date of such subletting, and in any event within ten
(10) days after execution thereof.

       (e) Such assignment or subletting shall be subject to all the provisions, terms, covenants and conditions of this Lease Agreement, and Tenant-Assignor and the assignee or assignees shall continue to be and remain liable under the Lease Agreement, as it may be amended from time to time without notice to any assignor of Tenant's interest or to any guarantor.

       (f) Each sublease permitted under this Paragraph 14.1 shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease Agreement and to all of the rights of Landlord hereunder; and (iii) in the event this Lease Agreement shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease Agreement. Further, no subtenant or occupant of the Demised Premises shall have any greater rights in respect to Landlord than such party would have if such party had assumed all obligations of and limitation of rights of Tenant hereunder at the time such party became a subtenant or occupant, and Tenant shall cause each subtenant and occupant to so agree.

       (g) Tenant agrees to pay on behalf of Landlord any and all costs of Landlord, including reasonable attorney's fees, occasioned by such assignment or subletting. In addition, as additional consideration for entering into any such assignment or sublease, Tenant agrees to pay to Landlord the amount of Fifty percent (50%) of any rent received by Tenant in excess of the Basic Rent herein and reasonable assignment/subletting costs. Such obligation shall constitute addition rent hereunder. Tenant agrees that it shall not assign or sublease the Land for less than the current fair market value of the Lease.

       (h) The use to which the assignee or sublessee may put the Premises shall not involve the use of so-called "hazardous materials" or constitute a use which will materially increase the physical depreciation over the use to which the assignor is using such Premises.

14.2 Notwithstanding anything contained in this Lease Agreement to the contrary and notwithstanding any consent by Landlord to any sublease of the Demised Premises, or any portion thereof, or to any assignment of this Lease Agreement or of Tenant's interest or estate in the Demised Premises, no sublessee shall assign its sublease nor further sublease the Demised

Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease Agreement or its interest or estate in the Demised Premises, or any portion thereof, nor sublease the Demised Premises, or any portion thereof, without Landlord's prior written consent in each and every instance. No such assignment or subleasing shall relieve Tenant (or any assignor of Tenant's interest) from any of Tenant's obligations in this Lease Agreement contained.

14.3 For purposes of this Article, operators, vendors, employees, contractors, and others engaged by and with Tenant in connection with Tenant's operation of its Renaissance Faire shall not be deemed to be sublessees or assignees of Tenant. In addition, Tenant may sublease all or any part of its interest in this Lease, or assign this Lease to (i) any corporation which controls, is controlled by, or is under common control with Tenant by means of ownership interest greater than 50%, (ii) a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving organization, so long as the surviving corporation has a net worth equal to or greater than Tenant at the time of transfer, or (iii) a corporation which purchases or otherwise acquires substantially all of the assets of Tenant.

                                   ARTICLE XV
                         SUBORDINATION, NONDISTURBANCE,
                       NOTICE TO MORTGAGEE AND ATTORNMENT

15.1 Landlord agrees that upon the request of Tenant, Landlord will execute and deliver to Tenant on a form satisfactory to Tenant's lender, a waiver of right to levy upon or distrain personal property, furniture, trade fixtures, equipment, and inventory from time to time placed in, on or about the Premises by Tenant (collectively "Personalty"), which property may have a secured party with rights superior to Landlord's.

       Tenant may, from time to time secure financing or general credit lines, and grant lenders as security for it, a security interest in such Personalty and the right to enter and re-enter the Premises to realize upon the security covered by the security interest, and a collateral assignment of Tenant's leasehold interest in the Premises, with rights of reassignment; provided, however, such collateral assignment may be made solely for the purpose of securing Tenant's indebtedness. Upon written request by Tenant, Landlord agrees to evidence Landlord's consent in writing to such security interest and assignment, and give such lenders the same right to notice of and time to cure any default of Tenant as is provided for Tenant under the provisions of this Lease. Landlord hereby acknowledges that Landlord does not have a lien on any of Tenant's Personalty, and Landlord hereby waives its lien or related rights, if any, granted or conferred upon Landlord, by statute or otherwise, on any of Tenant's Personalty. To the extent any such lien is nevertheless imposed upon Tenant's Personalty, Landlord hereby subordinates such lien to the lien of any holder of indebtedness of Tenant. In addition, Landlord agrees to cause any mortgagee respecting the Premises specifically to acknowledge the rights of any lender to which this Section refers.

       This Lease shall be subject and subordinate to the lien of any and all Mortgages (as defined below) now or hereafter encumbering the Premises and placed on them by Landlord and to all renewals, modifications, replacements and extensions of such Mortgages; provided, however, that the subordination contained in this Section shall not be effective with respect to any Mortgage executed after the date of this Lease unless the holder of such Mortgage (the "Mortgagee") executes and delivers a subordination, non-disturbance and attornment agreement, in form satisfactory to Tenant, providing that, if the Mortgage is foreclosed or the Mortgagee accepts a deed in lieu foreclosure (either of which events shall be a "Foreclosure"), so long as Tenant is not then in default beyond the period of notice and opportunity to cure provided in this Lease and so long as Tenant attorns to the Mortgagee or purchaser upon Foreclosure: the Lease shall not terminate by reason of such Foreclosure; Tenant's possession of the Premises shall not be disturbed; the Mortgagee or purchaser upon such Foreclosure, its or his successors or assigns, shall recognize Tenant and all of Tenant's rights under this Lease and shall be obligated to perform fully and completely Landlord's duties and obligations under this Lease arising from and after the date of such Foreclosure; the Mortgagee, whether or not the Mortgage is foreclosed, shall make all net proceeds arising from casualty or condemnation loss to the Premises available to Tenant for restoration of the Improvements in accordance with the terms of this Lease; and the Mortgagee shall not name Tenant in any foreclosure proceeding. As used in this paragraph, the term "Mortgage" shall mean any mortgage, deed to secure debt, deed of trust, trust deed or other collateral conveyance of, or lien or encumbrance against, the Premises. Within thirty (30) days after the effective date of this Lease, Landlord will obtain from it present Mortgagee(s) a subordination, non-disturbance and attornment agreement on Mortgagee(s)'s standard form recognizing Tenant's right of tenancy under this Lease. As part of such subordination, non-disturbance and attornment agreement which Tenant agrees to execute from time to time during the Term, if requested by any Mortgagee, Tenant agrees to provide to such Mortgagee (simultaneously with notice to Landlord) notice of Landlord's defaults and the same periods for such Mortgagee to cure such defaults as those provided Landlord in this Lease, together with such agreements as are typically found in non-disturbance and attornment agreements with institutional lenders as may be reasonably satisfactory to Tenant, provided that, Tenant shall not be required to alter its rights and entitlements or increase its obligations under this Lease except as set forth in this Article 17.1. Each party within fifteen (15) days after receipt of written notice from the other party shall execute and deliver to the other party, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications and that there are no defaults under the Lease, or stating the default and its nature if defaults are claimed. The certificate also shall state the amount of Rent and the dates to which the Rent has been paid in advance. Failure to deliver the certificate within fifteen (15) days shall be conclusive upon the party failing to deliver the certificate for the benefit of the party requesting the certificate and any successor to the party requesting the certificate, that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

15.2 In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee of the Demised Premises a prior thirty (30) day written notice of such act or omission and until a reasonable period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, the Landlord and mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commence remedying the same with due diligence and in good faith within said thirty (30) day period. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

15.3 If any mortgagee shall succeed to the rights of Landlord under this Lease Agreement or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, upon the written request of such mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease Agreement, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease Agreement and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

15.4 As used in this Lease, the term "Landlord" is defined only as the owner for the time being of the Demised Premises, so that in the event of any sale or other conveyance of the Demised Premises or in the event of a master lease of the Demised Premises, Landlord shall be entirely freed and relieved of all its covenants and obligations hereunder after the date of such conveyance, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale or master lease of the Demised Premises, that the purchaser or master tenant of the Demised Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or master lease of the Demised Premises, and thereupon transferor shall be discharged from any further liability in reference thereto.

                                   ARTICLE XVI
                                      SIGNS

16.1 Tenant, at Tenant's sole cost and expense, may erect such signs on the Demised Premises and the Buildings as Tenant may desire, provided that such sign or signs are approved in writing by Landlord as to any signs which are visible from off Premises and as to all signage do not violate applicable governmental laws, ordinances, rules or regulations.

                                  ARTICLE XVII
                        SUBSTITUTION OF DEMISED PREMISES

17.1 While Tenant shall initially occupy the Demised Premises as described on Exhibit "A", attached hereto, it is the intention of Landlord and Tenant that Tenant improve and then substitute the area described on Exhibit "B", attached hereto, for the area described on Exhibit "A", and that such Exhibit "B" area shall thereafter be the Demised Premises.

17.2   Tenant shall occupy the Exhibit "A" area for not more than the first five
(5) Lease Years, after which time Tenant shall relocate to the Exhibit "B" area for the balance of the term of this Lease Agreement. Tenant shall have the option of relocating to the Exhibit "B" area sooner by giving written notice to Landlord of its intention to relocate not later than sixty (60) days prior to the Lease Year in which the relocation shall take place. If no such notice of early relocation shall be given, Tenant shall relocate to the Exhibit "B" area as of the first day of the sixth (6th) Lease Year.

17.3 Prior to relocating to the Exhibit "B" area, Tenant agrees to invest a minimum of the following amounts in improvements to the Exhibit "B" area, such improvements to be determined by Tenant for its utilization as a Faire site:

- $50,000.00 in the first Lease Year
- $75,000.00 in the second Lease Year
- $100,000.00 in each of the third, fourth and fifth Lease Years

  Tenant shall determine the type of improvements to be completed, subject to the reasonable prior approval of Landlord as to the type and the sequencing of such improvements. Tenant shall provide to Landlord evidence of such investment at the end of each Lease Year.

17.4 Tenant shall have the sole option to have a bridge constructed over Pacheco Creek and related wetlands, such option to be exercised prior to the sixth (6th) Lease Year. The Parties shall meet and confer and agree as to the exact location, cost, construction schedule and timing and for implementation of the bridge and overall design of such bridge, however Landlord shall be solely responsible for the final design and construction of such bridge, including selection of the contractor to complete the project. If Tenant exercises its option to construct the bridge, Landlord shall promptly obtain and provide to Tenant the total cost of construction of such improvements, including copies of contractor's estimates outlining all labor, materials and additional "soft costs" (collectively hereinafter referred to as "Bridge Costs"). Tenant shall contribute the initial $ 250,000.00 towards the Bridge Costs as they are incurred. Landlord shall be responsible for all additional Bridge Costs necessary to complete such construction. Prior to construction of the bridge, Landlord and Tenant shall provide to each other satisfactory evidence that each has the ability to fund their responsible portion of the Bridge Costs, whether such evidence is in the form of escrowed funds, property loan or other credit facility, and such material shall be reasonably reviewed by the other party and thereafter such information shall be retained in absolute confidence. If Tenant exercises the above option prior to the fifth (5th) Lease Year, Tenant by exercising such option shall by its action be deemed to have waived its right to terminate this Lease at the conclusion of the fifth (5th) Lease Year as set forth in Paragraph 1.2 above.

17.5 Landlord hereby grants Tenant, Tenant's agents and contractors, access to the Exhibit "B" area during the initial five (5) years of the term of this Lease Agreement for the purpose of installing the improvements contemplated by this Article. Landlord agrees to cooperate with Tenant's activities on the Exhibit "B" area and to join in any application, permit or other procedure necessary to the completion of such improvements.

17.6 Prior to Tenant's relocation to the Exhibit "B" area, Landlord shall provide Tenant with storage space up to a gross area of two acres, at a mutually acceptable location either on, or in close proximity to, the Exhibit "A" area within which Tenant may store those materials and facilities (including, for example, equipment and booths) that Tenant must remove from the Exhibit "A" area when the Renaissance Faire is not in operation at Tenant's sole cost and expense. Such storage area may be placed in different locations from Lease Year to Lease Year. The storage space shall be outdoors but shall be of sufficient size to accommodate Tenant's storage needs (but not to exceed two acres). The storage space shall be appropriately secured, at Tenant's option and expense, with temporary fencing.

                                  ARTICLE XVIII
                             CHANGES AND ALTERATIONS

18.1 Tenant shall have the right at any time, and from time to time during the term of this Lease Agreement, to make such changes and alterations, structural or otherwise, to the Building, Improvements and fixtures hereafter erected on the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which such changes and alterations (other than changes or alterations to Tenant's movable trade fixtures and equipment or those of Tenant's vendors, users or employees) shall be made in all cases subject to Landlord's written approval, such approval not to be unreasonably withheld or delayed, and additionally subject to the following conditions, which Tenant covenants to observe and perform:

(a) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant's sole cost and expense, provided such applications do not cause Landlord to become liable for any cost, fees or expenses.

(b) Any change or alteration shall, when completed, be of such character as not to reduce the value or utility of the Demised Premises or the Buildings to which such change or alteration is made below its value or utility to Landlord immediately before such change or alteration, nor shall such change or alteration alter the exterior of the Improvements or reduce the area or cubic content of the Buildings, nor change the character of the Demised Premises or the Buildings as to use without Landlord's express written consent.

(c) All Work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Demised Premises are situated, and with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments. The cost of any such change or alteration shall be paid for by Tenant so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises, or any portion thereof. The Work of any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant shall obtain and maintain, at its sole cost and expense, during the performance of the Work, workers' compensation insurance covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premises or any interest therein, together with comprehensive general liability insurance of not less than One Million Dollars ($1,000,000.00) in the event of injury to one person, Five Million Dollars ($5,000,000.00) in respect to any one accident or occurrence, and Five Hundred Thousand Dollars ($500,000.00) for property damage, and the fire insurance with "extended coverage" endorsement required by Paragraph 5.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the Work. All such insurance shall be in a company or companies authorized to do business in the state in which the Demised Premises are located and reasonably satisfactory to Landlord, and all such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

(d) All improvements and alterations (other than Tenant's movable trade fixtures and equipment or those of Tenant's vendors, users or employees) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the term of this Lease Agreement.

(e) No change, alteration, restoration or new construction shall be in or connect the Improvements with any property, building or other improvement located outside the boundaries of the parcel of land described in Exhibit "A" or Exhibit "B" attached hereto, nor shall the same obstruct or interfere with any existing easement.

(f) As a condition to granting approval for any changes or alterations, Landlord may require Tenant to agree that Landlord, by written notice to Tenant, given at or prior to termination of this Lease Agreement, may require Tenant to remove any improvements, additions or installations installed by Tenant in the Demised Premises at Tenant's sole cost and expense, and repair and restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice.

(g) Notwithstanding the forgoing, Tenant shall not remove trees or conduct any grading regarding of the Demised Premises without the prior written approval of Landlord, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE XIX
                            MISCELLANEOUS PROVISIONS

19.1 Tenant agrees to permit Landlord and authorized representatives of Landlord to enter upon the Demised Premises at all reasonable times during ordinary business hours for the purpose of inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease Agreement, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Demised Premises, or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease Agreement shall not be thereby affected in any manner whatsoever.

19.2 Landlord is hereby given the right during usual business hours at any time during the term of this Lease Agreement to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same. During the final one (1) year of the term, Landlord shall be entitled to display on the Demised Premises, in such manner as to not unreasonably interfere with Tenant's business, signs indicating that the Demised Premises are for rent or sale and suitably identifying Landlord or its agent. Tenant agrees that such signs may remain unmolested upon the Demised Premises and that Landlord may exhibit said premises to prospective tenants during said period.

19.3 To the fullest extent allowed by law, Tenant shall at all times indemnify, defend and hold Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises, and will further indemnify, defend and hold Landlord harmless against and from any and all claims arising during the term of this Lease Agreement, from any condition of the Improvements or any street, curb or sidewalk adjoining the Demised Premises, or of any passageways or space therein or appurtenant thereto, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease Agreement, or arising from any act or negligence of Tenant, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease Agreement, in or about the Demised Premises, or upon the sidewalk and the land adjacent thereto, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. The foregoing or anything else contained in this Lease Agreement to the contrary notwithstanding, Tenant shall not be required to indemnify, defend or hold Landlord harmless against or from any claims arising out of any act or negligence of Landlord, its agents, servants, employees or licensees.

19.4 All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests by

Landlord to Tenant shall be sent by United States registered or certified mail, postage prepaid, addressed to Tenant at:

Renaissance Entertainment Corporation
275 Century Circle
Suite 102
Louisville, Colorado 80027
Attn:  Charles S. Leavell

or at such other place as Tenant may from time to time designate by written notice to Landlord. All notices, demands and requests by Tenant to Landlord shall be sent by United States registered or certified mail, postage prepaid, addressed to Landlord at:

Casa de Fruta
6680 Pacheco Pass Highway
Hollister, California 95023

or at such other place as Landlord may from time to time designate by written notice to Tenant. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed.

19.5 Tenant shall, upon termination of this Lease Agreement for any reason whatsoever, surrender to Landlord the Demised Premises together with all buildings, structures, fixtures and building equipment or real estate fixtures upon the Demised Premises, together with all additions, alterations and replacements thereof (except Tenant's movable trade fixtures and equipment) in good order, condition and repair, except for reasonable wear and tear, and except as is otherwise provided for in Article XII and XVIII hereof.

19.6 Landlord covenants and agrees that Tenant, upon paying the Basic Rent and Additional Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease Agreement on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises (subject to the provisions of this Lease Agreement) during the term of this Lease Agreement without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

19.7 Landlord and Tenant shall, each without charge at any time and from time to time, within ten (10) days after written request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, or to any purchaser or proposed purchaser, or to any other person dealing with Landlord, Tenant or the Demised Premises:

(a) That this Lease Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

(b) The dates to which the Basic Rent or Additional Rent have been paid in advance;

(c) Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease Agreement, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease Agreement upon the part of Landlord or Tenant, as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

(d) Such other statements or certificates as Landlord or any mortgagee may reasonably request.

It is the intention of the parties hereto that any statement delivered pursuant to this Paragraph 19.7 may be relied upon by any of such parties dealing with Landlord, Tenant or the Demised Premises.

19.8 Neither party to this Lease shall either record said Lease or any Memorandum of Lease.

19.9 If any covenant, condition, provision, term or agreement of this Lease Agreement shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease Agreement shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease Agreement shall be valid and in force to the fullest extent permitted by law. This Lease Agreement shall be construed and be enforceable in accordance with the law of the state in which the Demised Premises are located.

19.10 The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, and each of its permitted successors and assigns. This Lease Agreement shall be governed by and construed pursuant to the laws of the State of California, and the parties agree that venue for all matters shall be Santa Clara County, California.

19.11 The caption of each article of this Lease Agreement is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease Agreement.

19.12 This Lease Agreement does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

19.13 Any prevention, delay, or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes for them, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay, or stoppage.

19.14 All obligations (together with interest or money obligations at the Maximum Rate of

Interest) accruing prior to expiration of the term of this Lease Agreement shall survive the expiration or other termination of this Lease Agreement.

19.15 If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees that shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment, subject to the provisions of Article XXI. Attorneys' fees incurred in enforcing any judgment are recoverable as a separate item. This provision is intended to be severable from other provisions of the Lease and to survive any judgment and is not to be deemed merged into the judgment.

19.16 Any holding over after the termination or expiration of the Lease Term with Landlord's consent, shall be construed as a month-to-month tenancy, terminable on thirty (30) days written notice from either party, and Tenant shall pay as Basic Rent to Landlord a rate 150% of that amount computed in accordance with Paragraph 2.1 of this Lease Agreement, plus all other amounts payable by Tenant under this Lease, all of which shall be due and payable as though the holdover period were the next successive Lease Year. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Tenant shall indemnify, defend, and hold Landlord harmless from all loss or liability (including, without limitation, any loss or liability resulted from any claim against Landlord made by any succeeding tenant) resulting from Tenant's failure to timely surrender the Premises to Landlord and losses to Landlord due to lost opportunities to lease the Premises to succeeding tenants.

19.17 In the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Landlord's part to be kept or performed, Tenant, prior to exercising any other right or remedy Tenant may have against Landlord on account of any such default, shall provide thirty (30) days written notice to Landlord of such default, specifying in reasonable detail the alleged nature of the default and specifically referencing each lease paragraph which Tenant believes to be in default. Notwithstanding any other provision hereof, Tenant agrees that if said default is of such a nature that the same can be rectified or cured by Landlord but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord within said thirty (30) day period shall have diligently commenced the rectification or curing thereof and shall diligently continue thereafter to cause such rectification or curing to proceed to completion.

19.18 Landlord agrees that upon the request of Tenant, Landlord will execute and deliver to Tenant on a form satisfactory to Tenant's lender, a waiver of right to levy upon or distrain personal property, furniture, trade fixtures, equipment, and inventory from time to time placed in, on or about the Demised Premises by Tenant (collectively "Personalty"), which property may have a secured party with rights superior to those of Landlord. Tenant may, from time to time secure financing or general credit lines, and grant lenders as security for it, a security interest in such Personalty and the right to enter and re-enter the

Demised Premises to realize upon the security covered by the security interest, and a collateral assignment of Tenant's leasehold interest in the Demised Premises, with rights of reassignment; provided, however, such collateral assignment may be made solely for the purpose of securing Tenant's indebtedness. Upon written request by Tenant, Landlord agrees to evidence Landlord's consent in writing to such security interest and assignment, and give such lenders the same right to notice of and time to cure any default of Tenant as is provided for Tenant under the provisions of this Lease. Landlord hereby acknowledges that Landlord does not have a lien on any of Tenant's Personalty, and Landlord hereby waives its lien or related rights, if any, granted or conferred upon Landlord, by statute or otherwise, on any of Tenant's Personally. To the extent any such lien is nevertheless imposed upon Tenant's Personalty, Landlord hereby subordinates such lien to the lien of any holder of indebtedness of Tenant. In addition, Landlord agrees to cause any mortgagee respecting the Demised Premises specifically to acknowledge the rights of any lender to which this Section refers.

                                   ARTICLE XX
                                ADDITIONAL AREAS

20.1 As additional consideration for this Lease Agreement, Landlord shall make available to Tenant approximately 2000 square feet of office space in an office building within the Casa de Fruta complex. This office space shall be made available to Tenant on a gross rental basis at a reasonable rental rate as determined by Landlord and Tenant. Landlord and Tenant shall reasonably determine the specific location of such office space.

20.2 As additional consideration for this Lease Agreement, Landlord has procured the use of property adjacent to the Demised Premises for use as a parking area which shall be approximately twenty-five (25) acres in size to satisfy permitting requirements for Tenant's operation of the Demised Premises as a Renaissance Faire. The acquisition of the parking area and any required permits shall be at Landlord's expense and shall be satisfied by Landlord throughout the term of this Lease Agreement only while Tenant is occupying the Exhibit "A" area. If Landlord is unable to secure such permits for such parking area, or if during the term of this Lease Agreement such parking area becomes unavailable to Landlord, either because of a inability to secure governmental authorization or by virtue of the parking lot fee owner refusing to enter into a appropriate lease arrangement, Landlord shall exercise its best efforts to either again secure such parking area, reapply for such permit or alternatively, obtain another parking area in such proximity to Exhibit "A" to adequately serve as a parking area. If Landlord in unable to provide such parking area, then Tenant shall have an option to terminate this Lease, upon thirty (30) days notice of the determination that such parking area is unavailable. Any such termination shall in all respects be treated as through this Lease Agreement expired in the normal course and Tenant shall surrender the Demised Premises as required under this Lease Agreement.

20.3 As additional consideration for this Lease Agreement, Landlord shall make available to Tenant three (3) Recreational Vehicle parking slots to be used by vendor's or employees of Tenant during the setup, operation and striking of the Renaissance Faire. The RV slots shall be made available at reasonable rates and in reasonable locations to be determined by Landlord and Tenant.

20.4 Landlord also agrees to provide Tenant with an area suitable for camping purposes to be used by Tenant's vendors and Renaissance Faire participants during the operation of the Renaissance Faire each year. This area shall be available before, during and after the Renaissance Faire to accommodate the setup, operation and striking required of the vendors and participants. The camping area shall be of sufficient size to accommodate the uses contemplated by this paragraph, and shall be located on either the Exhibit "A" area or the Exhibit "B" area, whichever is the location of the Renaissance Faire at the time.

The camping areas are to serve two classifications of campers. One group is the vendor/participant group for whom the camping facilities will be (i) primitive (without hook-ups), (ii) located on the East side of the creek, and (iii) limited to Friday and Saturday nights during the time that the Renaissance Faire is open to the public, except for the last weekend of the Faire operation where such camping shall be permitted on Sunday night also in addition to Friday and Saturday nights. Prior to each annual Renaissance Faire, Tenant shall submit to Landlord its best estimate of the number of vendor/participant camping sites that will be required during such faire, based on attendance at the prior year's faire and other factors reasonable determined by Tenant.

The second group of campers is the crew camping group. This group will require ____ camping sites initially, subject to adjustment depending on the needs for Tenant's Renaissance Faire. The camping facilities will (i) be located within the existing campground on Landlord's property, (ii) include hook-ups, excluding sewer, and (iii) be used continuously during Tenant's Peak Time. Prior to Tenant's Peak Time each year, Tenant shall submit to Landlord its best estimate of the number of crew camper camping sites that will be required during Tenant's Peak Time.

                                   ARTICLE XXI
                               DISPUTE RESOLUTION

21.1 Landlord and Tenant and any other party that may become a party to this Lease or be deemed a party to this Lease including any subtenants agree to and shall mediate any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, except for any claim by Landlord for unlawful detainer, or any action within the jurisdiction of the small claims court. The mediation shall be held prior to any court action or arbitration. The mediation shall be confidential and in accordance with California Evidence Code Sections 1119. In the event the parties are not able to agree on a mediator within thirty days JAMS or another judicial and mediation service mutually acceptable to the parties shall appoint a mediator. In the event the mediator determines that a second mediation session is necessary, it shall be conducted in accordance with this paragraph. Should the prevailing party attempt an arbitration or a court action before attempting to mediate, THE PREVAILING PARTY SHALL NOT BE ENTITLED TO ATTORNEYS FEES THAT MIGHT OTHERWISE BE AVAILABLE TO THEM IN A COURT ACTION OR ARBITRATION, AND IN ADDITION THERETO, THE PARTY WHO IS DETERMINED BY THE ARBITRATOR TO HAVE RESISTED MEDIATION SHALL BE SANCTIONED BY THE ARBITRATOR OR JUDGE. Except for any claim by

Landlord for unlawful detainer or any claim within the Jurisdiction of the small claims court (which for such claims the parties agree shall be the sole court of competent jurisdiction), any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by JAMS or another judicial and mediation service mutually acceptable to the parties involving first mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then-existing rules and practice of the judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof. The parties to the arbitration shall have those rights of discovery that the arbitrator(s) deem necessary (after application to the arbitrator(s)) to a full and fair hearing of the matter. However, in no event shall the parties be entitled to propound interrogatories or requests for admissions during the arbitration process.
The arbitrator shall be a retired judge or a licensed California Attorney. The venue for any such arbitrations or mediations shall be in Santa Clara County.

                                  ARTICLE XXII
                              ENVIRONMENTAL MATTERS

22.1 Without the prior written consent of Landlord, Tenant shall not bring, use, or permit upon the Demised Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Demised Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Division 22 Title 26 of the California Code of Regulations as the same may be amended from time to time ("Hazardous Materials"). In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Demised Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment, In the event Landlord consents to Tenant's use of Hazardous Materials on the Demised Premises, Tenant represents and warrants that it will do the following: (i) adhere to all reporting and inspection requirements imposed by federal, state, county or municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling of Hazardous Materials on the Demised Premises; (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards; and (iv) surrender the Demised Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting, generating, creating, releasing, emitting or disposing of Hazardous Materials; and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.

22.2 Tenant, at its sole cost, shall comply with all laws pertaining to, and shall indemnify and hold Landlord harmless from, any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from the bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by Tenant, its agents, contractors, authorized representatives or invitees through the surface soils of the Demised Premises during the Lease Term. Tenant's indemnification and hold harmless obligations include, without limitation, the following: (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other federal, state, county or municipal law, ordinance or regulation; (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source; and (iii) all costs of defending such claims.

22.3 Tenant agrees to notify Landlord of any lawsuits or others which relate to the remedying of or actual release of Hazardous Materials on or into the soils or ground water at or under the Demised Premises. Tenant shall also provide Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty (20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations ordinances or others, the violation of which or failure to comply with poses a foreseeable and material risk of contamination of the ground water or injury to humans (other than injury solely to Tenant, its agents and employees within the Demised Premises).
In the event of any release on or into the Demised Premises or into the soil or ground water under the Demised Premises of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, sate or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials, Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under Article 5.4(B) of this Lease to indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.
In the absence of an order of any federal, state or local government or quasi-government agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Article) concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by arbitration and without a jury pursuant to the provisions of Article XXI of this Lease.

22.4 Landlord and its agents shall have the right to inspect, investigate, sample and monitor the Demised Premises including any air, soil, water, ground water or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this Article. If Landlord discovers that Tenant is not in compliance with the terms of this Article, Landlord shall provide Tenant thirty (30) days written notice of non-compliance and an opportunity to commence compliance with the requirements of this Article. If Tenant initiates compliance with the terms and conditions of this Article within thirty (30) days and continues to complete compliance thereafter with reasonable diligence, Tenant shall have no further liability to the Landlord under this Article. If Tenant fails to commence compliance within the time periods referenced above, Tenant shall be responsible for any such costs incurred by Landlord, including attorneys' and consultants' fees, shall be due and payable by Tenant to Landlord within fifteen days following Landlord's written demand therefor.

22.5 Landlord hereby represents, to the best of Landlord's knowledge, that the Land contains no materials known to constitute Hazardous Materials as of the date of execution of this Lease and Landlord will defend and indemnify Tenant is any actual releases of Hazardous Materials in or about the Premises prior to the date of execution of this Lease.

                                  ARTICLE XXIII
                                SECURITY DEPOSIT

23.1 Prior to taking possession of the Demised Premises, Tenant shall deposit with Landlord the sum of $25,000.00, which deposit is to be held by Landlord, as a security and damage deposit for the faithful performance by Tenant during the Term hereof. The deposit, or such portion thereof as may, from time to time, remain on deposit with Landlord pursuant hereto, shall bear interest at a commercially reasonable market rate per annum which interest shall be paid by Landlord to Tenant at such time as the balance of the deposit is to be returned to Tenant, as hereinafter provided. In the event of a failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord, either with or without terminating this Lease, may (but shall not be required to) apply such portion of said deposit as may be necessary to compensate or repay Landlord for all losses or damages sustained or to be sustained by Landlord due to such breach on the part of Tenant, including, but not limited to overdue and unpaid rent, any other sum payable by Tenant to Landlord. Should any portion of the deposit be appropriated and applied by Landlord in accordance with this paragraph, Tenant shall, upon demand by Landlord, immediately replenish said deposit to its original amount, and Tenant's failure to do so within fifteen (15) days after Landlord's demand shall constitute a default under this Lease. The security deposit shall be returned to Tenant together with accrued interest thereon (less any depletion thereof pursuant to this paragraph) at the end of the Term or upon earlier termination of this Lease.

                                  ARTICLE XXIV

                                 SOLE AGREEMENT

24.1 This Lease supersedes and terminates all prior agreements, negotiations, representations, discussions, and proposals between Landlord and Tenant related to the subject matter hereof. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Agreement to be duly executed as of the day and year first above written.

                                       Casa de Fruta
                                       A California Limited Partnership
                                       (Landlord)

                                       By
                                           -------------------------------------
                                       Its
                                           -------------------------------------

                                       Renaissance Entertainment Corporation
                                       A Colorado Corporation
                                       (Tenant)

                                       By
                                           -------------------------------------
                                       Charles S. Leavell
                                       Its Chief Executive Officer

                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT B

                               SUBSTITUTE PREMISES

                                    EXHIBIT C

                              PERMITTED EXCEPTIONS

1.  General and special taxes and assessments not yet due.

2. Public or private rights, if any, in such portions of the insured premises as may be used, laid out, taken or dedicated in any manner whatsoever for highway or road purposes.

3.  Matters which would be disclosed by an accurate survey of the Demised
    Premises.

                                      -43-